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                                                                    EXHIBIT 11.1


                            PAYLESS SHOESOURCE, INC.
                      COMPUTATION OF NET EARNINGS PER SHARE



                                                  13 Weeks Ended                       26 Weeks Ended
                                                  --------------                       --------------
                                           August 4,         July 29,           August 4,           July 29,
(Thousands, except per share)                2001              2000               2001                2000
                                           ---------         ---------          ---------          ---------
Basic Computation:

Net earnings                                $36,400            $48,799            $66,050            $74,266
Weighted average common
 shares outstanding                          22,250             22,306             22,207             25,377
                                            -------            -------            -------            -------

Basic earnings per share                    $  1.64            $  2.19            $  2.97            $  2.93
                                            =======            =======            =======            =======



Diluted Computation:

Net earnings                                $36,400            $48,799            $66,050            $74,266

Weighted average common
 shares outstanding                          22,250             22,306             22,207             25,377

Net effect of dilutive stock
  options based on the treasury
  stock method                                  529                302                576                205
                                            -------            -------            -------            -------

Outstanding shares for diluted
  earnings per share                         22,779             22,608             22,783             25,582
                                            =======            =======            =======            =======

Diluted earnings per share                  $  1.60            $  2.16            $  2.90            $  2.90
                                            =======            =======            =======            =======



Note: Basic earnings per share is computed by dividing net earnings by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share includes the effect of conversions of options.